Investor Presentation 2012 Updated October 3, 2012 Exhibit 99.2

Forward-looking Statements and Continuing Operations
• current economic conditions, including consumer spending levels and the price elasticity of our products;
• the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages;
• the highly competitive and evolving nature of the industry in which we compete;
• the loss of or material reduction in sales to any of our top customers;
• our ability to successfully manage social, political, economic, legal and other conditions affecting our domestic and foreign operations and supply-chain sources;
• our debt and debt service requirements that restrict our operating and financial flexibility and impose interest and financing costs; and
• other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications.
These presentation slides and the related presentation include forward-looking statements within the meaning of Section 27A of the
Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,”
“expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements.
Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished.  The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:
Except as required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
In the second quarter of 2012, the company announced exiting certain international and domestic imagewear businesses that are all now classified as discontinued operations. Unless otherwise noted, all financial results in this presentation are GAAP measures for continuing operations. Information on discontinued operations and financial results for prior-period continuing operations is available in the investors section of the company’s corporate website, http://tiny.cc/HanesBrandsIR, and is also available in the company’s second quarter 2012 Form 10-Q filing.

HanesBrands’ financial performance has improved since the recession with both net sales and
diluted EPS increasing and leverage decreasing.   While a mid-cap consumer company, we have
two brands with more than a billion dollars in sales at retail with global potential to drive future growth.
Net Sales
($ billions)
$4.1
$4.4
$4.52
to
$4.57
2010 2011
2012
Guidance
Net
Debt/
EBITDA
2010
4.7x
3.8x
Net debt defined as short and long-term debt minus cash; For 2012 ~3.0x assumes current guidance
~3.0x
2011 2012
For reconciliation to GAAP, please see press releases dated January 27, 2011, February 15, 2012, July 31, 2012 and our other public filings, all of which are available under the “Investor” tab on our website at
www.hanesbrands.com
Diluted EPS
($ per share)
$1.97
$2.44
$2.50
to
$2.60
2010 2011
2012
Guidance
Long-Term Debt Goals
($ billions)
$2.0
$1.5
2010
Actual
2011
Actual
$1.8
low
$3.00
range
2013
Prelim
$1.0
2013 2012
Long-term debt goals reflect year-ending debt levels

HanesBrands is growing and gaining share throughout the
Americas and Asia by leveraging its very large brands
Asia
Latin
America
Canada
+15%
Innerwear
Outerwear
DTC
+6%
Men’s Underwear
Bras
Panties
Socks
Sheer Hosiery
2005 2011
2010 2011
2010 2011
#1
#2
#2
#1
#1
#1
#1
#1
#1
#1
$1B
Brand
$100MM -
$1B Brands
Small
Brands
Brands grouped by retail $ sales; Chart shows proportions of Hanesbrands net sales Source:  NPD Group/Consumer Tracking Service, R12 Dec, Unit Share
Percent change reflects international sales dollar change as reported Percent change reflects domestic sales dollar change
$4B
Brand
Growing in the USA
Growing in the Developing World
Building Very Large Brands Gaining Share

Consumers demand brands in our categories. For example, consumers value brands much more than price in men’s underwear, and the category exhibits characteristics similar to other highly branded categories such as toothpaste and razors.
Brands are beating private label
Brands are important to consumers Consumers are loyal to brands
Hanes beats all other brands
#1 - Brand
#2 - Comfort
#3 - Price
80% of consumers
know what brand of underwear
they are wearing
Nearly 40% admit they do not
know how much they paid
for their own underwear
Purchase
Decision Drivers
Source: Company Research
National Brands as a % of Men’s Underwear Sales
77% 77%
83%
85%
2008 2009 2010 2011
Source:  NPD Panel Data R12 Dec Dollar Share
Source: NPD Accupanel
62%
10%
27%
Brand Loyalists
Bi-Branders
Brand Switchers
Consumer Preference:              vs Comp “A”
47%
10%
37%
13%
17%
7%
Intimate
Apparel
Men’s
Apparel
Kid’s
Apparel
Women’s
Apparel
4.7x 2.8x 4.2x 2.3x
Source:  Retailing Today TOP BRANDS 2010 Report
4%
3%

4. Deploy our cash flow
to maximize returns to shareholders
We have four strategies to drive profitable growth
3. Leverage our global supply chain
and overhead to improve margins
1.
Leverage brands and product
innovation to drive profitable growth
More volume
equals lower cost
Serves 90%+
of Global GDP in a
trade-advantaged
manner
After reducing debt, our flexible capital structure enables
us to make bolt-on acquisitions or return cash to shareholders
2. Use our brand strength to fill
distribution voids in the US
Source:  NPD Group/Consumer Tracking Service, R12  Dec 2011
Walmart Target Kohl’s JCPenney Kmart Macys
Outlet
Stores
Our goal is to not only be #1
in every category in which we
compete, but to be #1 in every
sub-category, and at every account
Socks
Male Underwear
Intimate Apparel
#1
Casualwear
Activewear
#1
#1
#1
#1
#1
Hosiery
Total
Stores
2011  - 2013 2014 +
Debt
Reduction
Drive higher-priced,
higher-margin products
Address consumer needs with
continual product innovation
Selective
Acquisitions
Stock Buybacks
Dividends

Future Outlook – as of October 3, 2012
Full-year diluted EPS is expected to be in the low $3.00 range
Expect to prepay the $500 million of 8 percent fixed rate notes leaving long-term bond debt for year-
ending 2013 at $1 billion
Guidance Assumptions, GAAP Reconciliation and Discontinued Operations
Please see press releases dated October 3, 2012, September 5, 2012, July 31, 2012 and April 19, 2012 and our other public filings, all of which are available under the “Investor” tab on our website at www.hanesbrands.com
2013 Preliminary
•
•
2012 Guidance
• Full-year net sales are expected to be $4.52 billion to $4.57 billion, approximately 2 percent to 3 percent over last year
• Full-year diluted EPS is expected to be in the range of $2.50 to $2.60 versus last year’s diluted EPS of $2.44
• Free cash flow is projected to be in the range of $400 million to $500 million
• Expected long-term bond debt for year-ending 2012 is $1.5 billion